EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, filed on October 1 2004, of our report dated April 30, 2004, relating to the financial statements of Unicorp, Inc. appearing in the Form 10-KSB for the year ended December 31, 2003.



Thomas Leger & Co. L.L.P.

Houston, Texas
September 30, 2004